                                  FORM 8-A

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                         NUANCE COMMUNICATIONS, INC.
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           (Exact name of registrant as specified in its charter)

                DELAWARE                              94-3238130
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)

                             1005 Hamilton Court
                            Menlo Park, CA 94025
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        (Address of principal executive offices)      (Zip Code)

      Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                  Name of each exchange on which
        to be so registered                  each class is to be registered
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             None                                       None

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [_]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates : 333-96217

      Securities to be registered pursuant to Section 12(g) of the Act:

                       COMMON STOCK, $0.001 par value
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                              (Title of class)
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Item 1.  Description of Registrant's Securities to be Registered
         -------------------------------------------------------

         Incorporated by reference to the section entitled "Description of Capital Stock -- Common Stock" contained in Registrant's Registration Statement on Form S-1 filed on February 4, 2000 (File No. 333-96217) (the "S-1 Registration Statement"), as amended by Amendment No. 1 to the S-1 Registration Statement, filed on March 13, 2000, as further amended by Amendment No. 2 to the S-1 Registration Statement, filed on March 27, 2000.

Item 2.  Exhibits
         --------

         The following exhibits are filed as a part of this registration statement:

         3.3* Restated Certificate of Incorporation of Registrant, to be effective upon the closing of the initial public offering of Common Stock of the Registrant pursuant to the S-1 Registration Statement.

         3.5* Bylaws of Registrant, to be effective upon the closing of the initial public offering of Common Stock of the Registrant pursuant to the S-1 Registration Statement.

         4.1+  Form of Registrant's Common Stock certificate.

         4.2* Amended and Restated Investors' Rights Agreement, dated as of October 1, 1999, among the Registrant and the parties named therein.
______________________
* Incorporated by reference to the Exhibit of the same number to the S-1 Registration Statement of Registrant, File No. 333-96217, filed with the Securities and Exchange Commission on February 4, 2000

+ Incorporated by reference to the Exhibit of the same number to Amendment No. 1 to the S-1 Registration Statement of Registrant, File No. 333-96217, filed with the Securities and Exchange Commission on March 13, 2000

                                  SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 3, 2000           NUANCE COMMUNICATIONS, INC.

                              By: /s/ Graham Smith
                                 ------------------------------------------
                                  Graham Smith
                                  Vice President and Chief Financial Officer

                                  FORM 8-A

                            NUANCE COMMUNICATIONS

                              INDEX TO EXHIBITS
                              -----------------

Exhibit No.
-----------

          3.3* Restated Certificate of Incorporation of Registrant, to be effective upon the closing of the initial public offering of Common Stock of Registrant pursuant to the S-1 Registration Statement.

          3.5* Bylaws of Registrant, to be effective upon the closing of the initial public offering of Common Stock of Registrant pursuant to the S-1 Registration Statement.

          4.1+ Form of Registrant's Common Stock certificate.

          4.2* Amended and Restated Investors' Rights Agreement, dated as of
               October 1, 1999, among the Registrant and parties named
               therein.
______________________
* Incorporated by reference to the Exhibit of the same number to the S-1 Registration Statement of Registrant, File No. 333-96217, filed with the Securities and Exchange Commission on February 4, 2000.

+ Incorporated by reference to the Exhibit of the same number to Amendment No. 1 to the S-1 Registration Statement of Registrant, File No. 333-96217, filed with the Securities and Exchange Commission on March 13, 2000.